UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2008

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On October 17, 2008, the employment agreements of Scott Lamb, the Company’s Chief Financial Officer, and Richard A. Costello, the Company’s Vice President of Sales, were amended as follows:

Mr. Lamb: base compensation increased to $250,000 annually, effective January 1, 2009; base compensation increased to $260,000 annually, effective July 1, 2009; base compensation increased to $270,000 annually effective January 1, 2010; base compensation increased to $280,000 annually, effective July 1, 2010; base compensation increased to $300,000 annually, effective January 1, 2011; base compensation increased to $315,000 annually, effective July 1, 2011; Annual bonus maintained at 35% of compensation if earned for each year named.

Mr. Costello: the $375,000 cap on his 2008 bonus arrangement was eliminated. The exact amount of the bonus will be based on a number of factors including product sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 23, 2008

                                                           ICU MEDICAL, INC.

                                                           /s/ Scott E. Lamb
                                                           Scott E. Lamb
                                                           Secretary, Treasurer and
                                                           Chief Financial Officer